UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – July 26, 2006

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

        On July 26, 2006, Questar Corporation (the “Registrant”) issued a press release to report the Registrant’s financial results for the second quarter and six months ended June 30, 2006. A copy of the Registrant’s release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 2.02 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

         99.1

Release issued July 26, 2006, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

July 27, 2006

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Release issued July 26, 2006, by Questar Corporation.

QUESTAR NET INCOME UP 49% IN SECOND-QUARTER 2006

Company Updates Estimates of Probable, Possible Reserves

SALT LAKE CITY — Questar Corp. (NYSE:STR) – a natural gas-focused energy company – grew net income 49% in the second quarter of 2006 to $90.4 million, or $1.03 per diluted share, compared to $60.7 million, or $0.70 per diluted share, for the second quarter of 2005. Net income growth was driven by higher natural gas production and higher realized prices for natural gas, oil and natural gas liquids (NGL) in the company’s exploration and production businesses. Second-quarter 2006 results included a $3.5 million or $0.04 per diluted share after-tax charge for unrealized mark-to-market losses on natural gas basis hedges and a $1.1 million or $0.01 per diluted share after-tax charge related to the redemption of $200 million of Questar Market Resources 7% Notes.

For the first half of 2006, Questar net income was $227.5 million, or $2.60 per diluted share, compared to $155.9 million or $1.79 per diluted share for the 2005 period, a 46% increase.

NET INCOME (LOSS) BY LINE OF BUSINESS

(in millions, except per share)

	3 Months Ended June 30,		%	6 Months Ended June 30,		%
	2006	2005	Change	2006	2005	Change
Market Resources
Questar E&P	$56.1	$34.4	63%	$126.6	$70.7	79%
Wexpro	12.0	10.5	14	23.9	20.7	15
Gas Management	10.2	9.0	13	19.9	17.8	12
Energy Trading and other	1.0	0.9	11	3.5	2.2	59
Market Resources Total	79.3	54.8	45	173.9	111.4	56

Questar Pipeline	9.9	7.6	30	21.3	15.9	34
Questar Gas	(0.7)	(3.4)	79	28.7	25.3	13
Corporate and other operations	1.9	1.7	12	3.6	3.3	9
QUESTAR CORPORATION TOTAL	$90.4	$60.7	49%	$227.5	$155.9	46%

Earnings per diluted share	$1.03	$0.70		$2.60	$1.79
Average diluted shares	87.5	87.1		87.5	86.9

“All Questar operating units posted double-digit net income growth in the first half of 2006,” said Keith O. Rattie, Questar chairman, president and CEO. “But Questar E&P stands out. Questar E&P has now delivered year-on-year production growth of 15% or higher for four-straight quarters. Our veteran E&P team is getting the job done with the drill bit”.

SECOND-QUARTER HIGHLIGHTS

•

Questar E&P reported a 16% increase in natural gas, oil and NGL production volumes to 31.3 billion cubic feet of natural gas equivalent (Bcfe) compared to 26.9 Bcfe for the second quarter of 2005. Natural gas comprised 88% of reported volumes during the quarter.

•

Realized natural gas prices at Questar E&P rose 24% and realized crude oil and NGL prices rose 25%. Natural gas hedges increased reported revenues by $18.8 million while oil and NGL hedges reduced revenues by $6.7 million.

•

Unrealized mark-to-market losses on NYMEX/Rockies basis swaps reduced net income $3.5 million.

•

Wexpro’s investment base grew 17% to $220.1 million at June 30, 2006, compared to $188.0 million a year earlier. Wexpro produced 9.9 Bcfe during the second quarter on behalf of affiliate Questar Gas. Wexpro net income also benefited from 31% higher realized oil and NGL prices.

•

Questar Gas Management gas-processing volumes on a Btu basis increased 72% in the second quarter of 2006 to 26.5 million MMBtu compared to 15.4 million MMBtu for the year-earlier quarter. Gross gas-processing margin increased 53% to $10.3 million. Gas-gathering volumes and total gathering margin both rose 6% compared to the second quarter of 2005.

•

Questar Pipeline net income grew 30%, driven by new transportation contracts on its southern system in central Utah and on Overthrust Pipeline. Questar Pipeline also benefited from higher NGL volumes and realized NGL prices.

•

Questar ROA (Return on Assets, defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended June 30, 2006, increased to 17.5%. Market Resources ROA was 23.0%, Questar Pipeline ROA was 9.0%, and Questar Gas ROA was 9.1%.

QUESTAR RAISES PRODUCTION GUIDANCE AND ADJUSTS FULL-YEAR EPS ESTIMATES TO REFLECT LOWER NATURAL GAS PRICES

The company now expects Questar E&P 2006 production to range from 126 to 128 Bcfe, up 2 Bcfe over the previous range. The revised production guidance – which excludes Wexpro – represents 10 to 12% growth over 2005 production of 114.2 Bcfe. Questar also adjusted its 2006 EPS guidance to reflect a significant decline in forward natural gas prices compared to the price levels assumed in previous guidance. The company now estimates that 2006 EPS will range from $4.50 - $4.70 per diluted share compared to previous guidance of $4.50 - $4.80 per diluted share. The company’s guidance excludes one-time items, assumes hedges in place on the date of this release, and assumes natural gas and oil prices and basis differentials as summarized in the following table:

   EPS Guidance Assumptions

	Current	Previous

Earnings per share	$4.50 - $4.70	$4.50 - $4.80
Average diluted shares (millions)	87.5	87.5
Questar E&P production – Bcfe	126 - 128	124 - 126
Pinedale wells completed in 2006	45 - 48	45 - 48
NYMEX gas price per MMBtu*	$7.00 - $8.00	$8.00 - $9.00
NYMEX/Rockies basis differential per MMBtu*	$2.25	$2.25
NYMEX/Midcontinent basis differential per MMBtu*	$1.50	$1.50
NYMEX crude oil price per barrel*	$65.00 - $75.00	$60.00 - $70.00
*On unhedged volumes for the remainder of 2006

•

Questar E&P has hedged about 69% of its forecast second-half 2006 natural gas and oil-equivalent production with fixed-price swaps. The company has hedged an additional 13% or 8.3 Bcf of forecast remaining 2006 production with NYMEX/Rockies basis-only swaps (see table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2006 would result in about a $0.07 change in earnings per diluted share.

•

A $10.00 per barrel change in the average NYMEX price of oil for the remainder of 2006 would result in about a $0.02 change in earnings per diluted share.

Questar Market Resources Net Income Up 45% in Second Quarter, 56% for First-Half

Market Resources – which conducts natural gas and oil exploration, development and production, gas gathering and processing, wholesale gas and oil marketing and gas storage – reported net income of $79.3 million in the second quarter of 2006, up 45% from $54.8 million in the second quarter of 2005. For the first half of 2006, Market Resources net income increased 56% to $173.9 million.

Questar E&P Net Income Increases 63% in Second Quarter, 79% for First-Half

Market Resources subsidiary Questar E&P benefited from growing production and higher realized prices for the second quarter and first half of 2006. Questar E&P reported net income of $56.1 million in the second quarter, up 63% from $34.4 million in the 2005 period. Questar E&P production increased 16% to 31.3 Bcfe compared to 26.9 Bcfe in the 2005 quarter. Natural gas comprised about 88% of Questar E&P production in the 2006 period. For the first half of 2006, Questar E&P net income rose 79% to $126.6 million compared to $70.7 million a year earlier, driven by a 19% increase in production and higher realized natural gas, oil and NGL prices compared to the year-earlier period.

Questar E&P – Production by Region

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2006*	2005	% Change	2006**	2005	% Change
	(Bcfe)			(Bcfe)
Pinedale Anticline	8.2	6.5	26%	17.9	14.1	27%
Uinta Basin	6.2	6.9	(10)	12.4	12.6	(2)
Rockies Legacy	4.9	4.1	20	10.0	8.1	23
Subtotal – Rocky Mountains	19.3	17.5	10	40.3	34.8	16
Midcontinent	12.0	9.4	28	23.3	18.5	26
Total Questar E&P	31.3	26.9	16%	63.6	53.3	19%

*Includes 0.3 Bcfe related to a working interest adjustment in Rockies Legacy. Without the one-time adjustment, total Questar E&P production grew 15%.

**Includes 0.7 Bcfe related to settlement of an imbalance and 0.3 Bcfe related to a working interest adjustment in Rockies Legacy. Without the one-time adjustments, total Questar E&P production grew 17%.

Average realized net-to-the-well natural gas prices at Questar E&P increased 24% in the second quarter of 2006 to $6.00 per thousand cubic feet (Mcf) compared to $4.82 per Mcf in the 2005 period. As summarized below, the increase was due to the positive impact of hedging in the current period. Questar E&P average realized oil and NGL price was $50.11 per barrel compared with $40.02 a year earlier, a 25% increase. Oil hedges decreased realized oil and NGL prices $10.80 per bbl in the second quarter of 2006. Unrealized mark-to-market losses on Rockies basis hedges reduced net income $3.5 million in the 2006 quarter.

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2006	2005	% Change	2006	2005	% Change

Realized natural gas price ($ per Mcf)	$6.00	$4.82	24%	$6.13	$4.79	28%
Natural gas hedge impact ($ per Mcf)	0.69	(0.92)		0.05	(0.67)

Realized oil and NGL price ($ per bbl)	50.11	40.02	25	50.27	39.38	28
Oil and NGL hedge impact ($ per bbl)	(10.80)	(8.50)		(8.38)	(7.68)

Unrealized mark-to-market losses on basis hedges ($ millions – before tax)	(5.6)	0.0		(5.6)	0.0

Questar may hedge sales prices on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect returns, cash flow and net income from a decline in commodity prices. During the second quarter of 2006, Questar E&P continued to take advantage of higher natural gas and oil prices to hedge additional future production. The company has and may continue to enter into basis-only hedges to protect cash flows and earnings from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P controllable production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, and allocated interest expense) per unit of production increased 7% compared to the second quarter and the first half of 2005.

Questar E&P – Controllable Production Cost Structure

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2006	2005	% Change	2006	2005	% Change
	(Per Mcfe)			(Per Mcfe)
Depreciation, depletion and amortization	$1.38	$1.18	17%	$1.33	$1.16	15%
Lease operating expense	0.54	0.58	(7)	0.54	0.56	(4)
General and administrative expense	0.27	0.31	(13)	0.31	0.33	(6)
Allocated interest expense	0.26	0.21	24	0.23	0.21	10
Controllable production costs	$2.45	$2.28	7%	$2.41	$2.26	7%

•

Depreciation, depletion and amortization expense increased due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment, and the ongoing depletion of older, lower-cost reserves.

•

Per-unit lease operating expense decreased slightly as increased costs of materials and consumables were offset by higher production volumes.

•

Per-unit general and administrative expense decreased in the second quarter due primarily to reversal of an accrual related to a potential legal expense and higher production volumes. Absent the reversal, G&A would have been essentially flat with the year-earlier quarter.

•

Interest expense per unit increased in the 2006 quarter due to refinancing activities and a $50 million net increase in long-term debt during the quarter.

Questar E&P Updates Estimates of Probable, Possible Reserves

Questar E&P has recently completed an update of estimated probable and possible reserves associated with its Rocky Mountain and Midcontinent leaseholds. These estimates have been reviewed by the company’s independent reservoir engineers, having been prepared in accordance with the methodology and definitions detailed in the company’s March 8, 2005 news release, a copy of which can be obtained at:www.questar.com/news/2005_news/news_2005.html. Investors should note that these reserves are separate from and in addition to proved reserves included in our 2005 Annual Report and Form 10-K. The company cannot include information about unproved reserves in financial information filed with the Securities and Exchange Commission (SEC). In addition to Questar E&P year-end 2005 estimated proved reserves of 1,480 Bcfe, the company reported the following updated estimates of probable and possible reserves.

Questar E&P – Estimated Probable and Possible (Unproved) Reserves

	Estimated Probable			Estimated Possible
	Reserves			Reserves
	June 30, 2006	December 31, 2004	% Change	June 30, 2006	December 31, 2004	% Change
	(Bcfe)			(Bcfe)
Pinedale Anticline	819	285	187%	715	364	96%
Uinta Basin	450	249	81	955	410	133
Rockies Legacy	1,080	785	38	1,815	943	92
Midcontinent	151	49	208	24	8	200
Total Questar E&P	2,500	1,368	83%	3,509	1,725	103%

•

Pinedale Anticline estimates include 575 10-acre Lance Pool locations classified as probable plus 664 Lance Pool 5-acre locations on the flanks of the field classified as possible.

•

Uinta Basin probable reserve estimates include 145 40-acre shallow gas (Wasatch/Upper Mesaverde) locations and 170 deep gas (Lower Mesaverde/Mancos/Dakota) locations. Estimated possible reserves include 451 40-acre and 20-acre shallow gas (Wasatch/ Upper Mesaverde) locations, and 269 deep gas (Lower Mesaverde/Mancos/Dakota) locations.

•

Rockies Legacy reserves include 210 probable and 478 possible Baxter/Frontier/Dakota locations in the Vermillion Basin and 143 probable and 183 possible Almond Formation locations in the Wamsutter area.

•

Midcontinent reserves include 220 probable and 24 possible locations in the Elm Grove area of northwest Louisiana and 22 probable and 3 possible locations in the Granite Wash play of the Texas Panhandle.

•

Wexpro reserves are not included in these estimates. The company reported Wexpro reserves of 521 Bcfe at year-end 2005.

Wexpro Net Income Up 14% in Second-Quarter, 15% in First-Half 2006

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for Questar Gas – reported net income of $12.0 million in the current quarter, up 14% from the second quarter of 2005. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation. Wexpro’s investment base at June 30, 2006, increased 17% to $220.1 million compared to $188.0 million a year earlier. Wexpro current-quarter net income also benefited from 31% higher realized oil and NGL prices. For the first half of 2006, Wexpro net income was $23.9 million compared to $20.7 million for the first half of 2005, a 15% increase. Wexpro first-half 2006 results benefited from 28% higher realized oil and NGL prices.

Gas Management Net Income Up 13% in Second-Quarter, 12% in First-Half 2006

Questar Gas Management (Gas Management) – Market Resources gas-gathering and processing-services business – grew net income 13% to $10.2 million in the second quarter of 2006. Gas Management results benefited from a 53% increase in gas-processing plant margin compared to the 2005 quarter. Gathering volumes were up 6% to 62.4 million MMBtu equivalent for the current quarter compared to 59.2 million MMBtu for the 2005 quarter driven by growing Questar E&P and third-party Pinedale production and new gathering and processing projects serving third parties in the Uinta Basin. For the first half of 2006, Gas Management net income increased 12% to $19.9 million compared to $17.8 million in the 2005 period, driven by higher volumes and improved margins in both gathering and processing.

Questar Pipeline Net Income Up 30% in Second-Quarter, 34% in First-Half 2006

Questar Pipeline – a subsidiary that provides interstate natural gas-transportation and storage services – reported net income of $9.9 million in the second quarter of 2006 compared to $7.6 million in the second quarter of 2005. Second-quarter results were driven by a $2.9 million increase in transportation revenues from recent system expansions and $1.7 million in higher NGL revenues. Questar Pipeline net income was $21.3 million in the first half of 2006 compared with $15.9 million a year ago. Net income rose 34%, driven by $6.4 million in higher transportation revenues from system expansions and $3.2 million higher NGL revenues. Operating, maintenance, general and administrative costs per decatherm transported decreased to $0.12 in the first half of 2006 from $0.14 in the first half of 2005.

Questar Gas Seasonal Net Loss Narrows in Second-Quarter, Net Income Up 13% in First-Half 2006

Questar Gas – which provides natural gas distribution services in Utah, Wyoming and Idaho – reported a seasonal loss of $0.7 million in the second quarter of 2006 compared with a loss of $3.4 million for the second quarter of 2005. Gross margin from natural gas sales increased $5.0 million over the prior year. The higher margin included an increase of $1.2 million from customer growth, $1.2 million from recovery of gas-processing costs, and $2.7 million from an adjustment to the estimate of unbilled revenues. In 2005, gas-processing costs of $1.2 million in the second quarter and $2.6 million in the first half were not recovered in rates until the fourth quarter pursuant to a Utah regulatory order. At June 30, 2006, Questar Gas served 836,000 customers, up 12,000 from the end of 2005. Temperature-adjusted usage per customer declined slightly from the year-earlier quarter. Questar Gas net income was $28.7 million in the first half of 2006 compared with $25.3 million during the same period of 2005, driven by customer growth and recovery of gas-processing costs.

Second-Quarter Teleconference

Questar management will discuss second quarter 2006 results and its outlook for the remainder of the year and beyond in a conference call with investors Thursday, July 27, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com .

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of over $7 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933 as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise currently planned. For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – July 26, 2006

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) Fixed-Price Swaps			average price per Mcf, net to the well
2006
Second half	27.5	12.2	39.7	$5.93	$6.81	$6.20

2007
First half	19.8	13.6	33.4	$7.02	$7.90	$7.38
Second half	20.1	13.9	34.0	7.02	7.90	7.38
12 months	39.9	27.5	67.4	7.02	7.90	7.38

2008
First half	15.2	10.4	25.6	$7.26	$8.09	$7.59
Second half	15.4	10.5	25.9	7.26	8.09	7.59
12 months	30.6	20.9	51.5	7.26	8.09	7.59

2009
First half	1.7	1.7	3.4	$7.77	$7.98	$7.88
Second half	1.7	1.8	3.5	7.77	7.98	7.88
12 months	3.4	3.5	6.9	7.77	7.98	7.88

				Estimated
	Gas (Bcf) Basis-Only Swaps			average basis per Mcf vs. NYMEX
2006
Second half	8.3		8.3	$2.07		$2.07

2007
First half	8.4		8.4	$1.92		$1.92
Second half	8.6		8.6	1.92		1.92
12 months	17.0		17.0	1.92		1.92

2008
First half	13.6		13.6	$1.60		$1.60
Second half	13.7		13.7	1.60		1.60
12 months	27.3		27.3	1.60		1.60

2009
First half	1.7		1.7	$0.95	$0.95
Second half	1.7		1.7	0.95	0.95
12 months	3.4		3.4	0.95	0.95

				Estimated
	Oil (Mbbl) Fixed-Price Swaps			average price per bbl, net to the well

2006
Second half	626	202	828	$47.77	$59.89	$50.73

2007
First half	525	199	724	$56.85	$57.83	$57.12
Second half	534	202	736	56.85	57.83	57.12
12 months	1,059	401	1,460	56.85	57.83	57.12

2008
First half	109	73	182	$64.23	$65.30	$64.66
Second half	111	73	184	64.23	65.30	64.66
12 months	220	146	366	64.23	65.30	64.66

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		6 Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(in thousands, except per share amounts)
REVENUES
Market Resources	$384,110	$344,896	$799,187	$659,234
Questar Pipeline	24,912	19,087	50,354	36,999
Questar Gas	181,853	151,043	648,792	494,733
Corporate and other operations	5,355	5,183	9,270	9,567
TOTAL REVENUES	596,230	520,209	1,507,603	1,200,533

OPERATING EXPENSES
Cost of natural gas and other products sold	220,854	225,577	683,634	564,382
Operating and maintenance	68,244	63,312	142,353	120,059
General and administrative	30,292	29,647	62,610	62,730
Production and other taxes	25,864	26,250	59,336	52,635
Depreciation, depletion and amortization	73,269	59,807	146,023	118,632
Exploration	10,101	5,476	13,400	6,849
Abandonment and impairment of gas,
oil and other properties	1,843	1,493	3,542	2,898
TOTAL OPERATING EXPENSES	430,467	411,562	1,110,898	928,185

OPERATING INCOME	165,763	108,647	396,705	272,348

Interest and other income	3,710	2,922	6,157	5,573
Income from unconsolidated affiliates	1,701	1,675	3,532	3,221
Unrealized mark-to-market loss on basis swaps	(5,614)		(5,614)
Loss from early extinguishment of debt	(1,746)		(1,746)
Interest expense	(19,762)	(16,643)	(37,192)	(33,365)
INCOME BEFORE INCOME TAXES	144,052	96,601	361,842	247,777
Income taxes	53,690	35,874	134,324	91,879
NET INCOME	$90,362	$60,727	$227,518	$155,898

EARNINGS PER COMMON SHARE
Basic	$1.06	$0.71	$2.67	$1.84
Diluted	1.03	0.70	2.60	1.79
Weighted average common shares outstanding
Used in basic calculation	85,352	84,679	85,301	84,546
Used in diluted calculation	87,492	87,051	87,475	86,888

Dividends per common share	$0.235	$0.225	$0.46	$0.44

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended		6 Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(in thousands)

REVENUES FROM UNAFFILIATED CUSTOMERS
Questar E&P	$198,385	$137,350	$409,172	$269,847
Wexpro	3,669	3,425	9,972	8,551
Gas Management	40,485	33,148	81,733	62,182
Energy Trading and other	141,571	170,973	298,310	318,654
Market Resources total	384,110	344,896	799,187	659,234
Questar Pipeline	24,912	19,087	50,354	36,999
Questar Gas	181,853	151,043	648,792	494,733
Corporate and other operations	5,355	5,183	9,270	9,567
	$596,230	$520,209	$1,507,603	$1,200,533

REVENUES FROM AFFILIATED CUSTOMERS
Wexpro	$36,517	$33,204	$75,243	$66,188
Gas Management	3,632	3,400	7,478	6,588
Energy Trading and other	158,948	131,541	409,178	273,755
Market Resources total	199,097	168,145	491,899	346,531
Questar Pipeline	19,827	21,517	40,393	43,942
Questar Gas	1,237	1,370	2,814	2,631
Corporate and other operations	408	473	836	1,075
	$220,569	$191,505	$535,942	$394,179

OPERATING INCOME (LOSS)
Questar E&P	$104,206	$60,518	$222,893	$123,960
Wexpro	18,294	15,871	36,511	31,749
Gas Management	15,104	13,115	29,772	26,058
Energy Trading and other	784	1,559	4,095	4,014
Market Resources total	138,388	91,063	293,271	185,781
Questar Pipeline	21,729	17,346	45,659	35,703
Questar Gas	2,735	(2,122)	54,242	47,829
Corporate and other operations	2,911	2,360	3,533	3,035
	$165,763	$108,647	$396,705	$272,348

NET INCOME (LOSS)
Questar E&P	$56,100	$34,426	$126,590	$70,677
Wexpro	11,957	10,495	23,942	20,677
Gas Management	10,186	8,962	19,924	17,770
Energy Trading and other	1,042	878	3,494	2,258
Market Resources total	79,285	54,761	173,950	111,382
Questar Pipeline	9,884	7,593	21,323	15,932
Questar Gas	(693)	(3,446)	28,671	25,266
Corporate and other operations	1,886	1,819	3,574	3,318
	$90,362	$60,727	$227,518	$155,898

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended		6 Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

MARKET RESOURCES
Questar E&P production volumes
Natural gas (MMcf)	27,561	23,410	56,117	46,249
Oil and natural gas liquids (Mbbl)	620	586	1,243	1,169
Total production (Bcfe)	31.3	26.9	63.6	53.3
Average daily production (MMcfe)	344	296	351	294
Questar E&P average commodity price,
net to the well
Average realized price (including hedges)
Natural gas (per Mcf)	$6.00	$4.82	$6.13	$4.79
Oil and natural gas liquids (per bbl)	$50.11	$40.02	$50.27	$39.38
Wexpro net investment base at June 30,
(millions)	$220.1	$188.0
Natural gas gathering volumes (in thousands
of MMBtu) (1)
For unaffiliated customers	35,784	33,539	68,434	66,074
For Questar Gas	9,679	11,226	20,242	22,482
For other affiliated customers	16,977	14,416	34,993	30,262
Total gathering	62,440	59,181	123,669	118,818
Gathering revenue (per MMBtu)	$0.29	$0.25	$0.29	$0.25
Natural gas and oil marketing volumes (Mdthe)
For unaffiliated customers	25,755	26,347	55,287	55,256
For affiliated customers	24,316	22,095	49,878	44,647
Total marketing	50,071	48,442	105,165	99,903

QUESTAR PIPELINE
Natural gas transportation volumes (Mdth)
For unaffiliated customers	78,159	61,393	140,876	116,995
For Questar Gas	27,281	26,212	68,138	69,951
For other affiliated customers	5,828	6,505	9,574	8,481
Total transportation	111,268	94,110	218,588	195,427
Transportation revenue (per dth)	$0.27	$0.28	$0.27	$0.27
Firm-daily transportation demand (Mdth)	2,135	1,815

QUESTAR GAS
Natural gas volumes (Mdth)
Residential and commercial sales	16,692	16,843	58,957	56,762
Industrial sales	1,126	1,394	2,277	3,097
Transportation for industrial customers	7,384	7,068	15,869	15,723
Total deliveries	25,202	25,305	77,103	75,582

Natural gas revenue (per dth)
Residential and commercial sales	$9.73	$7.82	$10.24	$7.99
Industrial sales	7.44	6.24	7.91	6.17
Transportation for industrial customers	$0.19	$0.18	$0.19	$0.18
Heating degree days
colder (warmer) than normal	(25%)	6%	(7%)	(3%)
Temperature-adjusted usage per
customer (dth)	18.1	18.2	68.5	68.1
Customers at June 30,	835,511	798,277

(1) one dth = one MMBtu

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	June 30,	December 31,
	2006	2005
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$73,760	$13,360
Accounts and notes receivable, net	240,019	458,395
Fair value of hedging contracts	4,482	1,972
Inventories	94,585	125,417
Deferred income taxes - current	36,901	86,734
Other current assets	24,076	69,962
Total current assets	473,823	755,840
Property, plant and equipment	5,822,528	5,527,997
Less accumulated depreciation,
depletion and amortization	2,183,778	2,100,455
Net property, plant and equipment	3,638,750	3,427,542
Investment in unconsolidated affiliates	33,915	30,681
Goodwill	71,260	71,260
Other assets, net	72,273	71,750
	$4,290,021	$4,357,073

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt		$94,500
Accounts payable and accrued expenses	$350,649	557,025
Fair value of hedging contracts	28,548	222,049
Total current liabilities	379,197	873,574
Long-term debt	1,032,374	983,200
Deferred income taxes	699,515	624,187
Fair value of hedging contracts	17,270	99,044
Other long-term liabilities	237,676	227,265
Common shareholders' equity	1,923,989	1,549,803
	$4,290,021	$4,357,073

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	6 Months Ended
	June 30,
	2006	2005
	(in thousands)
Operating activities
Net income	$227,518	$155,898
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	150,432	122,445
Deferred income taxes	17,813	20,555
Share-based compensation	4,444	2,026
Abandonment and impairment of gas, oil and other properties	3,542	2,898
Income from unconsolidated affiliates, net of cash distributions	(709)	(1,004)
Net gain from asset sales	(181)	(3,594)
Loss from early extinguishment of debt	1,746
Unrealized mark-to-market loss on basis swaps	5,614
Ineffective portion of fixed-price swaps	(259)	328
Change in operating assets and liabilities	93,129	26,794
Net cash provided from operating activities	503,089	326,346

Investing activities
Capital expenditures	(362,451)	(283,120)
Proceeds from asset dispositions	2,771	16,380
Net cash used in investing activities	(359,680)	(266,740)

Financing activities
Common stock	1,394	5,664
Short-term debt	(94,500)	(31,000)
Long-term debt	45,201	(5)
Dividends paid	(39,354)	(37,289)
Excess tax benefits from share-based compensation	4,250
Net cash used in financing activities	(83,009)	(62,630)

Change in cash and cash equivalents	60,400	(3,024)
Beginning cash and cash equivalents	13,360	3,681
Ending cash and cash equivalents	$73,760	$657